FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
                 [James Center, Tacoma, Pierce County, Washington]

         THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Fourth Amendment") is made as of the 8th day of February, 1999, by and among JS - JAMES CENTER ASSOCIATES, L. P., a Washington limited partnership, acting herein by and through its general partner, Johnson Capital Corp. ("Seller") and PACIFIC RETAIL TRUST, a Maryland real estate investment trust ("Purchaser").


                                               W I T N E S S E T H:

         WHEREAS, Seller and Purchaser have heretofore entered into that certain Agreement of Purchase and Sale dated October 6, 1998, as amended by that certain First Amendment to Agreement of Purchase and Sale dated November 24, 1998, that certain Second Amendment to Agreement of Purchase and Sale dated December __, 1998 and that certain Third Amendment to Agreement of Purchase and Sale dated January 25, 1999 (as amended, the "Agreement"), pertaining to the real property located in Tacoma, Pierce County, Washington, such real property being more particularly described in the Agreement;

         WHEREAS, Seller and Purchaser hereby desire to amend the Agreement as more particularly set forth below;

         NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

1. All capitalized terms used herein shall have the same meaning as defined in the Agreement, unless otherwise defined in this Fourth Amendment.

2. The Purchase Price is hereby reduced to Twelve Million Four Hundred Thousand and No/100 Dollars ($12,400,000.00).

3. Purchaser has agreed to give Fred Meyer an aggregate rental reduction of $30,000.00 per year. Accordingly, it is understood and agreed that Purchaser shall receive a credit against the Purchase Price at Closing in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) pursuant to Paragraph 1.4 of the Agreement, which will result in a net Purchase Price to Purchaser of $12,300,000.00.

4. Notwithstanding anything to the contrary set forth in the Agreement, in the event that certain Assignment and Assumption of Lease and Second Amendment to Lease (the form and content of which must be acceptable to Purchaser) has not been fully executed by Associated Grocers, on or before 6:00 p.m., Pacific Standard Time, on February 15, 1999, Purchaser

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         shall have the right to terminate the Agreement,  and the Earnest Money
         (including, but not limited to, the Extension Fees) shall be fully refunded to Purchaser.

5. Purchaser has provided Seller with specific written comments and objections to the Tenant Estoppels that were previously submitted to Purchaser which have not been resolved to Purchaser's satisfaction.
         The expiration of the Due Diligence Period shall not be deemed a waiver by Purchaser of any such comments and objections. At least five (5) days before the Closing Date, Purchaser shall have received updated Tenant Estoppels from the tenants specified in Paragraph 2.3 of the Agreement which are dated no earlier than thirty (30) days prior to the Closing Date and contain all of the revisions requested by Purchaser but no other changes other than those which are acceptable to Purchaser in its sole discretion. If the required Tenant Estoppels are not delivered to Purchaser, Purchaser shall have the rights described in
          Paragraph 2.3.

6. Purchaser has objected, and continues to object, to those certain title exceptions which relate to the Real Property and are described on Exhibit A attached hereto. Seller agrees that it is obligated to cure each of the title objections described on Exhibit A prior to Closing. In the event each of these title exceptions is not resolved to Purchaser's satisfaction prior to the Closing, Purchaser shall have the right to terminate the Agreement, and the Earnest Money (including, but not limited to the Extension Fees) shall be fully refunded to Purchaser.

7. Except as amended herein, the Agreement shall remain in full force and effect. In the event of any conflicts or inconsistencies between the provisions of this Fourth Amendment and the provisions of the Agreement, the provisions of this Fourth Amendment shall control.

8. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Fourth Amendment, the parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals.


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         IN WITNESS  WHEREOF,  the  parties  hereto  have  executed  this Fourth
Amendment as of the date first above written.


                                      JS - JAMES CENTER ASSOCIATES, L.P.,
                                      a Washington limited partnership

                                      By:      JOHNSON CAPITAL CORP.,
                                               its general partner



                                        By:  __________________________
                                        Name:__________________________
                                        Title:_________________________
                                                                     "Seller"

                                      PACIFIC RETAIL TRUST,
                                      a Maryland real estate investment trust


                                       By:  _________________________
                                       Name:_________________________
                                      Title:_________________________
                                                                  "Purchaser"







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                                                     EXHIBIT A


All exception references relate to Schedule B exceptions as shown on A.L.T.A. Commitment (Fifth Report) issued by Chicago Title Insurance Company dated effective January 13, 1999


Exception No.:             Objection
36
                           Disapproved, subject to review and approval
                           of unrecorded Supplemental Agreement
49
                           Disapprove,   subject
                           to (i) recordation of
                           replacement easement,
                           the form and  content
                           of   which   must  be
                           acceptable         to
                           Purchaser,      which
                           removes           the
                           encroachments    into
                           the water line by the
                           Fred  Meyer  Building
                           and the U.S. Bank and
                           (ii)    receipt    of
                           revised  survey which
                           shows  no   permanent
                           structures
                           constructed   on  the
                           replacement easement

53 Disapprove, subject to review and approval of unrecorded Supplemental Agreement

54 Disapprove, subject to review and approval of unrecorded Easement Modification
                           Agreement

55 Disapprove, subject to review and approval of unrecorded Easement Modification
                           Agreement

58                         Disapprove,   subject
                           to receipt of revised
                           Commitment      which
                           indicates        that
                           affirmative     title
                           insurance    coverage
                           will be available for
                           the             Ivars
                           encroachment into the
                           gas line easement

64 Disapprove. Seller to provide evidence of identity and authority for individuals signing on behalf of the managing general partners of Seller.





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